Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond management’s control and could materially affect actual results, performance or achievements.  These factors include, without limitation: risks associated with our consideration of strategic alternatives; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of December 31, 2007, our office portfolio was comprised of whole or partial interests in 37 properties with approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 47,000 vehicles.  We have four projects under development that total approximately 629,000 square feet of office space and approximately 351,000 square feet of structured parking.  We also own undeveloped land that we believe can support up to approximately 17 million square feet of office, hotel, retail, residential and structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission (SEC).  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Disposition:

On October 26, 2007, we contributed our office property located at 18301 Von Karman in Irvine, California to a joint venture for an agreed upon value of approximately $112 million, less approximately $2 million of credits and the transfer of loan reserves of approximately $7 million in connection with the joint venture’s assumption of the $95.0 million mortgage loan.  Additionally, we entered into a master lease with the joint venture for approximately 41,000 square feet of vacant space in the building at a market rental rate from the date of the contribution for a period of up to 12 months, resulting in a contingent obligation of approximately $2 million.  We retain a 1% equity interest and a 2% preferred interest in the joint venture.

Debt:

During the fourth quarter, we paid down $10.0 million on our City Plaza mortgage loan.  Additionally, we entered into a variable rate construction loan for our development project at 207 Goode.  As of December 31, 2007, we have drawn approximately $0.5 million of the $64.5 million available under this loan.  This loan bears interest at LIBOR plus 1.80% and matures in May 2010.  The first $25.0 million of this loan has been hedged using a forward-starting interest rate swap agreement that effectively fixes the LIBOR rate at 5.564%.

As of December 31, 2007 and through the date of this report, we have approximately $119.7 million available to be drawn under our $130.0 million revolving credit facility.  Approximately $10.3 million of the facility has been used to secure standby letters of credit, none of which have been drawn through the date of this report.

As of year end, approximately 86% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.6% on an interest-only basis with a weighted average remaining term of approximately eight years.

Development Activities:

At 17885 Von Karman, all of the major building construction was completed, with site work and landscaping substantially complete by quarter end.  On January 18, 2008, we received a temporary certificate of occupancy.  17885 Von Karman is a 150,000 square foot office building located in Irvine, California.

At the Mission City Corporate Center in San Diego, California, the building façade and core are now nearly complete.  We received a final inspection report on January 4, 2008.  Mission City Corporate Center is a 92,000 square foot office building with 128,000 square feet of structured parking.

At Lantana – East, which we estimate to be completed in the first quarter of 2008, the superstructure is now 100% complete.  Building façade work and core buildout is now 90% complete.  At Lantana – South, which we estimate to be completed in the second quarter of 2008, the superstructure is complete, and building façade work has begun.  Our development project at the Lantana Media Campus is comprised of two office buildings totaling 198,000 square feet with 223,000 square feet of structured parking located in Santa Monica, California.

We began construction at 207 Goode during the fourth quarter of 2007.  We expect to complete construction late in the second quarter of 2009.  The demolition of an existing one-story office building has been completed, and grading and foundation activities have commenced.  207 Goode is a 189,000 square foot office building located in Glendale, California.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Quarterly Highlights (continued)

Leasing Activities:

During the fourth quarter, new leases and renewals were executed for approximately 605,000 square feet (including our pro rata share of the Joint Venture properties).  Cash rent on leases executed during the quarter increased 35%, while GAAP rent increased 39% during the same period, primarily driven by significant increases in the Orange County market for both cash and GAAP rents.  Within the Los Angeles Central Business District, cash rent growth was 32% while GAAP rent growth was 55%.

Leases totaling approximately 1.2 million square feet expired during the fourth quarter, mainly as a result of the termination of leases with New Century Financial at Park Place and 3161 Michelson per the terms of a stipulation agreement (described below).  Occupancy in our Brea submarket also decreased during the fourth quarter due to the expiration of leases with a tenant who occupied space in multiple buildings.

During the second quarter of 2007, New Century filed for bankruptcy protection and began the process of discontinuing operations and selling assets under the provisions of Chapter 11 of the federal bankruptcy code.  On October 26, 2007, we entered into a stipulation agreement with New Century that was filed with the United States Bankruptcy Court in the District of Delaware.

The Bankruptcy Court approved the stipulation agreement by an order dated November 6, 2007.  Pursuant to the stipulation agreement, Maguire Properties and New Century agreed to bifurcate the leases at Park Place with the result that New Century would continue to lease certain space through January 31, 2008 but would reject the balance of the space effective September 1, 2007.  The lease space continued at Park Place totals approximately 95,000 square feet, while the lease space rejected totals approximately 172,000 square feet.  New Century is current in paying its rent through December 31, 2007 on its Park Place leases per the terms of the stipulation agreement.  In addition, the stipulation agreement provides for the rejection of the lease at 3161 Michelson, covering approximately 194,000 square feet, effective as of September 1, 2007.  We also reached agreement with New Century as to the amount of our rejection damage claims associated with the Park Place leases and the 3161 Michelson lease.

On February 2, 2008, the New Century Debtors and the Official Creditors Committee filed a proposed plan of reorganization and disclosure statement, along with a notice scheduling a hearing on March 5, 2008 for the Bankruptcy Court to consider the adequacy of the disclosure statement.  Under the proposed plan, our lease claims, which are against New Century Financial Corporation, are classified in “Class HC3b” as “Other Unsecured Claims Against NCFC.”  As such, we will share in distributions from “Holding Company Debtor Net Distributable Assets” and “Holding Company Debtor Portion of the Litigation Proceeds,” in accordance with the terms of the plan.  The disclosure statement as filed does not contain an estimate of the likely percentage recovery to be received by Class HC3b, but such an estimate is likely to be provided before the disclosure statement is approved by the Bankruptcy Court.  Pending approval of the disclosure statement, it is possible that both the plan and the disclosure statement will be modified.  Once the disclosure statement is approved, the plan will be submitted for a vote by creditors.  If accepted by the requisite creditors, the plan will be considered for approval by the Bankruptcy Court at a confirmation hearing.  The plan will not become effective unless and untilapproved by the Bankruptcy Court and the conditions precedent to its effectiveness are satisfied.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Investor Information

1733 Ocean Avenue, Suite 400	355 South Grand Avenue, Suite 3300
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 857-1100	Tel. (213) 626-3300
Fax (310) 857-1198	Fax (213) 687-4758

Senior Management

Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Martin A. Griffiths	Executive Vice President and Chief Financial Officer	Peter K. Johnston	Senior Vice President, Leasing
Mark T. Lammas	Executive Vice President, Development	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Shant Koumriqian	Senior Vice President, Finance and Accounting
Javier F. Bitar	Senior Vice President, Investments	Ted J. Bischak	Senior Vice President, Asset Management
Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary	William H. Flaherty	Senior Vice President, Marketing

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent American Stock Transfer & Trust Company	Timing Quarterly results for 2008 will be announced according to the following schedule:
59 Maiden Lane	First Quarter	Early May 2008
New York, NY 10038	Second Quarter	Early August 2008
(718) 921-8201	Third Quarter	Early November 2008
www.amstock.com	Fourth Quarter	Early February 2009

Effective as of the close of business on October 31, 2007, American Stock Transfer & Trust Company was appointed as the Transfer Agent and Registrar for our Common Stock and 7.625% Series A Cumulative Redeemable Preferred Stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Investor Information (continued)

Equity Research Coverage

Banc of America Securities	Mitchell Germain	(212) 847-5794
Citigroup Global Markets Inc.	Jonathan Litt	(212) 816-0231
Credit Suisse	John Stewart	(212) 538-3183
Deutsche Bank Securities	Louis Taylor	(212) 250-4912
Friedman, Billings, Ramsey Group, Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Lehman Brothers	David Harris	(212) 526-1790
Merrill Lynch	Steve Sakwa	(212) 449-0335
Raymond James & Associates	Paul Puryear	(727) 567-2253
Robert W. Baird & Company	David Loeb	(414) 765-7063
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307
Wachovia Securities	Christopher Haley	(443) 263-6773

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2007				2006
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
High price	$30.73	$36.00	$38.08	$44.69	$44.12
Low price	$23.84	$21.95	$33.26	$34.81	$39.32
Closing price	$29.47	$25.83	$34.33	$35.56	$40.00
Dividends per share - annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing dividend yield - annualized	5.43%	6.19%	4.66%	4.50%	4.00%
Closing common shares and limited partnership units outstanding (in thousands)	54,592	54,589	54,617	54,405	54,391
Closing market value of common shares and limited partnership units outstanding (in thousands)	$1,608,813	$1,410,022	$1,875,005	$1,934,642	$2,175,644

Dividend Information:

Common Stock
Dividend amount per share	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declaration date	December 17, 2007	September 18, 2007	June 11, 2007	March 21, 2007	December 13, 2006
Record date	December 31, 2007	September 28, 2007	June 29, 2007	March 30, 2007	December 29, 2006
Payment date	January 31, 2008	October 31, 2007	July 31, 2007	April 30, 2007	January 31, 2007

Series A Preferred Stock
Dividend amount per share	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declaration date	December 17, 2007	September 18, 2007	June 11, 2007	March 21, 2007	December 13, 2006
Record date	December 31, 2007	September 28, 2007	June 29, 2007	March 30, 2007	December 29, 2006
Payment date	January 31, 2008	October 31, 2007	July 31, 2007	April 30, 2007	January 31, 2007

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

  Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Income Items:
Revenue (1)	$155,432	$152,926	$141,760	$97,917	$121,159
Straight line rent	2,907	3,619	3,544	1,629	547
Fair value lease revenue (2)	9,749	9,810	7,903	1,576	710
Lease termination fees	342	2,884	-	-	20,353
Office property operating margin (3)	60.0%	60.9%	63.8%	61.8%	62.2%

Net (loss) income available to common stockholders	$(44,462)	$81,734	$(24,430)	$(12,587)	$(8,770)
Net (loss) income available to common stockholders - basic	(0.95)	1.74	(0.52)	(0.27)	(0.19)
Net (loss) income available to common stockholders - diluted	(0.95)	1.74	(0.52)	(0.27)	(0.19)

Funds from operations (FFO) available to common stockholders (4)	$6,715	$(2,727)	$(2,426)	$17,664	$28,459
FFO per common share - basic (4)	0.14	(0.06)	(0.05)	0.38	0.61
FFO per common share - diluted (4)	0.14	(0.06)	(0.05)	0.38	0.60
FFO per common share before loss from early extinguishment of debt - basic (4)	0.16	0.19	0.27	0.38	0.66
FFO per common share before loss from early extinguishment of debt - diluted (4)	0.16	0.19	0.27	0.38	0.65

Dividends declared per common share	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Dividends declared per preferred share (5)	0.4766	0.4766	0.4766	0.4766	0.4766

Ratios:
Interest coverage ratio (6)	1.07	2.96	1.40	1.53	1.85
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (7)	1.09	1.11	1.19	1.53	1.92
Fixed-charge coverage ratio (8)	1.01	2.79	1.31	1.32	1.61
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (9)	1.02	1.04	1.11	1.32	1.67
FFO payout ratio (10)	279.4%	-666.7%	-800.0%	105.3%	66.7%
FFO payout ratio before loss from early extinguishment of debt (11)	250.9%	210.5%	148.1%	105.3%	61.5%
AFFO payout ratio (12)	-104.3%	-144.1%	-242.7%	1466.6%	89.3%

Capitalization:
Common stock price @ quarter end	$29.47	$25.83	$34.33	$35.56	$40.00

Total consolidated debt	$5,003,341	$5,066,116	$5,350,470	$2,830,837	$2,794,349
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (13)	1,608,813	1,410,022	1,875,005	1,934,642	2,175,644
Total consolidated market capitalization	$6,862,154	$6,726,138	$7,475,475	$5,015,479	$5,219,993

Company share of MMO Joint Venture debt	161,987	162,035	161,650	161,650	161,650
Total combined market capitalization	$7,024,141	$6,888,173	$7,637,125	$5,177,129	$5,381,643

Total consolidated debt / total consolidated market capitalization	72.9%	75.3%	71.6%	56.4%	53.5%
Total combined debt / total combined market capitalization	73.5%	75.9%	72.2%	57.8%	54.9%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	76.6%	79.0%	74.9%	61.4%	58.3%
Total combined debt plus liquidation preference / total combined market capitalization	77.1%	79.5%	75.4%	62.6%	59.6%
__________
(1)
Excludes revenue from discontinued operations of approximately $3 million, $13 million, $9 million and $9 million for the three months ended September 30, June 30 and March 31, 2007, and December 31, 2006, respectively.

(2)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 45. For a quantitative reconciliation of the differences between FFO and net income, see page 13.
(5)	Preferred dividends were declared for the three months ended January 31, 2008, and October 31, July 31, April 30 and January 31, 2007, respectively.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $86,573, $236,789, $108,230, $61,837 and $75,228, respectively, divided by cash interest expense of $80,577, $79,977, $77,166, $40,448 and $40,571, respectively.  For a discussion of EBITDA, see page 46.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 15.

(7)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate, of $87,459, $88,723, $91,567, $61,837 and $78,089, respectively, divided by cash interest expense of $80,577, $79,977, $77,166, $40,448 and $40,571, respectively.

(8)	Calculated as EBITDA of $86,573, $236,789, $108,230, $61,837 and $75,228, respectively, divided by fixed charges of $85,823, $84,978, $82,503, $46,783 and $46,830, respectively.
(9)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate of $87,459, $88,723, $91,567, $61,837 and $78,089, respectively, divided by fixed charges of $85,823, $84,978, $82,503, $46,783 and $46,830, respectively.

(10)	Calculated as dividends declared per common share divided by FFO per common share - diluted.
(11)	Calculated as dividends declared per common share divided by FFO per common share before loss from early extinguishment of debt – diluted.
(12)
Calculated as common stock dividends and operating partnership distributions declared of $21,710, $21,715, $21,715, $21,603 and $21,603 for the three months ended December 31, September 30, June 30, and March 31, 2007, and December 31, 2006, respectively, divided by AFFO of ($20,822), ($15,073), ($8,947), $1,473 and $24,193 for the three months ended December 31, September 30, June 30 and March 31, 2007, and December 31, 2006, respectively.  For a definition of AFFO, see page 46.  For a quantitative reconciliation of the differences between AFFO and FFO, see page 14.

(13)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

  Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Assets
Investments in real estate	$5,439,044	$5,464,836	$5,507,161	$3,444,923	$3,374,671
Less: accumulated depreciation	(476,337)	(441,026)	(408,610)	(381,617)	(357,422)
	4,962,707	5,023,810	5,098,551	3,063,306	3,017,249
Assets associated with real estate held for sale	–	–	148,754	–	–
	4,962,707	5,023,810	5,247,305	3,063,306	3,017,249
Cash, cash equivalents and restricted cash	414,092	474,889	459,269	152,628	200,273
Rents, deferred rents and other receivables, net	81,454	75,890	77,433	69,111	67,245
Deferred charges, net	230,994	276,575	289,681	176,421	170,330
Other assets	42,206	41,270	41,426	36,706	32,254
Investment in unconsolidated joint ventures	18,325	19,557	21,399	22,859	24,378
Total assets	$5,749,778	$5,911,991	$6,136,513	$3,521,031	$3,511,729

Liabilities, minority interests and stockholders' equity
Loans payable	$5,003,341	$5,066,116	$5,232,969	$2,830,837	$2,794,349
Dividends and distributions payable	24,888	24,892	24,934	24,934	24,934
Accounts payable, accrued interest payable and other liabilities	207,741	199,952	180,858	157,870	159,042
Acquired below market leases, net	155,824	174,680	188,225	69,281	72,821
Obligations associated with real estate held for sale	–	–	119,774	–	–
Total liabilities	5,391,794	5,465,640	5,746,760	3,082,922	3,051,146

Minority interests	14,670	26,624	18,981	25,606	28,671

Stockholders' equity
Common and preferred stock and additional paid-in capital	692,090	690,411	688,454	683,061	681,550
Accumulated deficit and dividends	(331,735)	(268,830)	(331,730)	(288,505)	(257,124)
Accumulated other comprehensive (loss) income, net	(17,041)	(1,854)	14,048	17,947	7,486
Total stockholders' equity	343,314	419,727	370,772	412,503	431,912
Total liabilities, minority interests and stockholders' equity	$5,749,778	$5,911,991	$6,136,513	$3,521,031	$3,511,729

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

  Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Revenue:
Rental	$96,115	$98,313	$88,425	$57,748	$58,043
Tenant reimbursements	29,161	27,782	27,709	20,665	22,535
Hotel operations	7,260	6,705	7,061	6,188	6,939
Parking	13,965	12,889	11,785	10,250	9,901
Management, leasing and development services	2,510	1,716	3,403	1,467	1,926
Interest and other	6,421	5,521	3,377	1,599	21,815
Total revenue	155,432	152,926	141,760	97,917	121,159

Expenses:
Rental property operating and maintenance	35,434	35,625	29,919	23,135	22,881
Hotel operating and maintenance	4,548	4,208	4,391	3,999	4,634
Real estate taxes	14,653	14,467	12,699	7,736	8,111
Parking	5,565	4,239	3,667	3,005	3,219
General and administrative	9,789	8,973	11,152	7,763	13,754
Other expense	2,050	1,949	1,042	136	122
Depreciation and amortization	56,856	60,421	54,919	28,977	36,835
Interest	71,708	70,081	62,103	29,998	30,803
Loss from early extinguishment of debt	886	12,440	8,336	–	2,861
Total expenses	201,489	212,403	188,228	104,749	123,220

Loss from continuing operations before equity in net
loss of unconsolidated joint ventures and minority interests	(46,057)	(59,477)	(46,468)	(6,832)	(2,061)
Equity in net loss of unconsolidated joint ventures	(426)	(485)	(531)	(707)	(787)
Minority interests allocated to continuing operations	6,935	8,777	7,034	1,675	1,037
Loss from continuing operations	(39,548)	(51,185)	(39,965)	(5,864)	(1,811)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	(171)	(2,214)	(10,395)	(2,265)	(2,539)
Gain on sale of real estate	–	161,497	33,890	–	–
Minority interests allocated to discontinued operations	23	(21,598)	(3,194)	308	346
(Loss) income from discontinued operations	(148)	137,685	20,301	(1,957)	(2,193)

Net (loss) income	(39,696)	86,500	(19,664)	(7,821)	(4,004)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income available to common stockholders	$(44,462)	$81,734	$(24,430)	$(12,587)	$(8,770)

Basic income (loss) per common share:
Loss from continuing operations available to common stockholders	$(0.95)	$(1.20)	$(0.95)	$(0.23)	$(0.14)
Income (loss) from discontinued operations	–	2.94	0.43	(0.04)	(0.05)
Net (loss) income available to common stockholders	$(0.95)	$1.74	$(0.52)	$(0.27)	$(0.19)
Weighted average number of common shares outstanding	46,870,622	46,870,588	46,678,583	46,578,064	46,572,219

Diluted income (loss) per common share:
Loss from continuing operations available to common stockholders	$(0.95)	$(1.19)	$(0.95)	$(0.23)	$(0.14)
Income (loss) from discontinued operations	–	2.93	0.43	(0.04)	(0.05)
Net (loss) income available to common stockholders	$(0.95)	$1.74	$(0.52)	$(0.27)	$(0.19)
Weighted average number of common and common equivalent shares outstanding	46,870,622	46,893,916	46,678,583	46,578,064	46,572,219

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Revenue:
Rental	$21	$2,544	$11,150	$7,378	$7,153
Tenant reimbursements	(4)	271	1,276	1,050	1,408
Parking	1	191	302	187	143
Interest and other	(14)	25	64	62	89
Total revenue	4	3,031	12,792	8,677	8,793

Expenses:
Rental property operating and maintenance	140	1,635	2,504	1,995	2,179
Real estate taxes	30	233	1,650	859	868
Parking	5	63	44	36	35
Depreciation and amortization	–	1,023	2,124	3,712	3,825
Interest	–	1,300	7,974	4,340	4,425
Loss from early extinguishment of debt	–	991	8,891	–	–
Total expenses	175	5,245	23,187	10,942	11,332

Loss from discontinued operations before gain on sale of real estate and minority interests	(171)	(2,214)	(10,395)	(2,265)	(2,539)
Gain on sale of real estate	–	161,497	33,890	–	–
Minority interest allocated to discontinued operations	23	(21,598)	(3,194)	308	346

Income (loss) from discontinued operations	$(148)	$137,685	$20,301	$(1,957)	$(2,193)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Revenue:
Rental	$21,458	$21,925	$20,144	$19,581	$18,979
Tenant reimbursements	7,857	6,892	7,777	7,574	7,724
Parking	2,426	2,099	2,222	2,177	1,998
Interest and other	67	50	290	75	789
Total revenue	31,808	30,966	30,433	29,407	29,490

Expenses:
Rental property operating and maintenance	6,563	6,046	6,113	6,260	6,522
Real estate taxes	3,797	3,738	3,629	3,333	3,047
Parking	411	504	441	401	459
Depreciation and amortization	12,250	12,172	12,140	12,257	12,595
Interest	11,061	11,046	10,928	10,814	11,039
Other	1,195	1,277	1,038	1,098	1,176
Total expenses	35,277	34,783	34,289	34,163	34,838

Net loss	$(3,469)	$(3,817)	$(3,856)	$(4,756)	$(5,348)

Company share	$(694)	$(764)	$(771)	$(951)	$(1,070)
Intercompany eliminations	268	279	240	244	283

Equity in net loss of unconsolidated joint venture	$(426)	$(485)	$(531)	$(707)	$(787)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Funds from Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Reconciliation of net (loss) income to funds from operations:

Net (loss) income available to common stockholders	$(44,462)	$81,734	$(24,430)	$(12,587)	$(8,770)

Add: Depreciation and amortization of real estate assets	56,733	61,353	56,925	32,566	40,578
Depreciation and amortization of real estate assets - unconsolidated joint ventures (2)	2,451	2,434	2,428	2,451	2,519
Minority interests	(6,958)	12,821	(3,840)	(1,983)	(1,383)

Deduct: Gain on sale of real estate	–	161,497	33,890	–	–

Funds from operations available to common stockholders and unit holders (FFO) (1)	$7,764	$(3,155)	$(2,807)	$20,447	$32,944

Company share of FFO (3)	$6,715	$(2,727)	$(2,426)	$17,664	$28,459

FFO per share - basic	$0.14	$(0.06)	$(0.05)	$0.38	$0.61
FFO per share - diluted	$0.14	$(0.06)	$(0.05)	$0.38	$0.60

Weighted average number of common shares outstanding - basic	46,870,622	46,870,588	46,678,583	46,578,064	46,572,219
Weighted average number of common and common equivalent shares outstanding - diluted	46,899,660	46,893,916	46,891,402	47,000,722	47,304,274
Weighted average diluted shares and units	54,305,576	54,299,832	54,297,318	54,406,638	54,710,190

Reconciliation of FFO to FFO before loss from early extinguishment of debt:

FFO available to common stockholders and unit holders (FFO)	$7,764	$(3,155)	$(2,807)	$20,447	$32,944
Add: Loss from early extinguishment of debt included in continuing operations	886	12,440	8,336	–	2,861
Loss from early extinguishment of debt included in discontinued operations	–	991	8,891	–	–
FFO before loss from early extinguishment of debt	$8,650	$10,276	$14,420	$20,447	$35,805

Company share of FFO before loss from early extinguishment of debt (3)	$7,477	$8,883	$12,461	$17,664	$30,931

FFO per share before loss from early extinguishment of debt - basic	$0.16	$0.19	$0.27	$0.38	$0.66
FFO per share before loss from early extinguishment of debt - diluted	$0.16	$0.19	$0.27	$0.38	$0.65
__________
(1)	For the definition and discussion of FFO, see page 45.
(2)	Amount represents our 20% ownership interest in the MMO Joint Venture.
(3)	Based on a weighted average interest in our operating partnership of approximately 86.4% for all periods presented.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

FFO	$7,764	$(3,155)	$(2,807)	$20,447	$32,944
Add: Non-real estate depreciation	123	91	118	123	82
Straight line ground lease expense	609	1,015	–	–	–
Amortization of deferred financing costs	3,321	1,523	1,436	1,141	1,137
Non-cash stock compensation	1,653	2,232	2,236	1,732	1,957
Loss from early extinguishment of debt (2)	886	13,431	17,227	–	2,861

Deduct: Accretion of interest rate swap sold	–	81	122	122	122
Straight line rent	2,907	3,561	3,709	1,779	315
Fair value lease revenue	9,749	9,900	8,144	1,871	963
Capitalized payments (3)	12,173	9,711	7,537	7,679	5,711
Non-recoverable capital expenditures (4)	3,413	3,287	2,989	1,638	440
Recoverable capital expenditures	1,133	532	633	560	324
Hotel improvements, equipment upgrades and replacements	172	156	148	237	118
2nd generation tenant improvements and leasing commissions (5), (6)	5,048	2,292	2,957	7,743	5,994
MMO Joint Venture AFFO adjustments	583	690	918	341	801

Adjusted funds from operations (AFFO)	$(20,822)	$(15,073)	$(8,947)	$1,473	$24,193
__________
(1)	For the definition and computation method of AFFO, see page 46. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 15.
(2)
The three months ended September 30, 2007 includes approximately $8 million of prepayment costs related to the refinancing of the KPMG Tower and approximately $1 million in losses from early extinguishment of debt attributable to discontinued operations.  The three months ended June 30, 2007 includes approximately $9 million in losses from early extinguishment of debt attributable to discontinued operations and $2.3 million in cash defeasance costs funded from the net proceeds of the Wells Fargo Tower refinancing.

(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes $1.9 million of non-recoverable capital expenditures for the three months ended December 31, 2007 at KPMG Tower as a result of discretionary renovation costs and $9.4 million of non-recoverable capital expenditures at 3161 Michelson as a result of on-going improvements made to the building until it is leased to stabilization.  Excludes $0.2 million, $0.7 million, $0.3 million, $0.7 million and $2.0 million of expenditures for the three months ended December 31, September 30, June 30, and March 31, 2007, and December 31, 2006, respectively, related to planned renovation at Lantana Media Campus.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.1 million, $8.0 million, $1.8 million, $2.2 million and $5.0 million for the three months ended December 31, September 30, June 30 and March 31, 2007, and December 31, 2006, respectively.

(6)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $14.0 million, $8.2 million, $4.4 million, $4.1 million and $2.0 million for the three months ended December 31, September 30, June 30 and March 31, 2007, and December 31, 2006, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Reconciliation of Earnings Before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net (loss) income	$(39,696)	$86,500	$(19,664)	$(7,821)	$(4,004)
Add: Minority interests	(6,958)	12,821	(3,840)	(1,983)	(1,383)
Interest expense (3)	71,708	71,381	70,077	34,338	35,228
Company share of interest expense included in unconsolidated joint ventures	2,212	2,209	2,186	2,163	2,208
Depreciation and amortization (4)	56,856	61,444	57,043	32,689	40,660
Company share of depreciation and amortization included in unconsolidated joint ventures	2,451	2,434	2,428	2,451	2,519

EBITDA	$86,573	$236,789	$108,230	$61,837	$75,228

EBITDA	$86,573	$236,789	$108,230	$61,837	$75,228
Add: Loss from early extinguishment of debt included in continuing operations	886	12,440	8,336	–	2,861
Loss from early extinguishment of debt included in discontinued operations	–	991	8,891	–	–
Deduct: Gain on sale of real estate	–	161,497	33,890	–	–

EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$87,459	$88,723	$91,567	$61,837	$78,089

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$29,850	$23,523	$24,769	$9,288	$29,656
Changes in other assets and liabilities	(40,906)	(32,329)	(26,989)	2,363	1,413
Non-recoverable capital expenditures	(3,413)	(3,287)	(2,989)	(1,638)	(440)
Recoverable capital expenditures	(1,133)	(532)	(633)	(560)	(324)
Hotel improvements, equipment upgrades and replacements	(172)	(156)	(148)	(237)	(118)
2nd generation tenant improvements and leasing commissions (5), (6)	(5,048)	(2,292)	(2,957)	(7,743)	(5,994)

AFFO	$(20,822)	$(15,073)	$(8,947)	$1,473	$24,193
__________
(1)	For the definition and discussion of EBITDA, see page 46.
(2)	For the definition and discussion of AFFO, see page 46.
(3)
Includes interest expense of $1.3 million, $8.0 million, $4.3 million and $4.4 million for the three months ended September 30, June 30 and March 31, 2007, and December 31, 2006, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $1.0 million, $2.1 million, $3.7 million and $3.8 million for the three months ended September 30, June 30 and March 31, 2007, and December 31, 2006, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.1 million, $8.0 million, $1.8 million, $2.2 million and $5.0 million for the three months ended December 31, September 30, June 30 and March 31, 2007, and December 31, 2006, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $14.0 million, $8.2 million, $4.4 million, $4.1 million and $2.0 million for the three months ended December 31, September 30, June 30 and March 31, 2007, and December 31, 2006, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Capital Structure

Debt
(in thousands)

		Balance as of
		December 31, 2007

Mortgage and other secured loans payable		$5,003,341
Revolving credit facility		–
Total consolidated debt		5,003,341
Company share of MMO Joint Venture debt		161,987
Total combined debt		$5,165,328

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	47,186	$1,390,561

Operating partnership units	7,406	218,252
Total common equity	54,592	$1,608,813

Total consolidated market capitalization		$6,862,154

Total combined market capitalization (2)		$7,024,141
__________
(1)	Value based on the New York Stock Exchange closing price of $29.47 on December 31, 2007.
(2)	Includes our share of MMO Joint Venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Balance as of December 31, 2007	% of Debt	Interest Rate as of December 31, 2007 (1)
Floating Rate Debt

Construction Loans:
3161 Michelson (2), (3)	September 28, 2008	$210,325	4.20%	7.10%
Lantana Media Campus (4)	June 13, 2009	40,639	0.81%	6.10%
WAMU (4)	December 30, 2008	25,935	0.52%	6.40%
Mission City (4)	February 22, 2009	17,568	0.35%	6.50%
207 Goode (4), (5)	May 1, 2010	476	0.01%	7.36%
Total construction loans		294,943	5.89%	6.87%

Variable Rate Mortgage Loans:
Griffin Towers (6)	May 1, 2008	200,000	4.00%	6.50%
500-600 City Parkway (7)	May 9, 2009	97,750	1.95%	5.95%
Brea Corporate Place (8)	May 1, 2009	70,468	1.41%	6.55%
Brea Financial Commons (8)	May 1, 2009	38,532	0.77%	6.55%
Total variable rate mortgage loans		406,750	8.13%	6.38%

Variable Rate Swapped to Fixed Rate:
KPMG Tower (9)	October 9, 2012	368,370	7.36%	7.16%
Total variable rate swapped to fixed rate loan		368,370	7.36%	7.16%

Total floating rate debt		1,070,063	21.38%	6.78%

Fixed Rate Debt
Wells Fargo Tower (Los Angeles, CA)	April 6, 2017	550,000	10.99%	5.68%
Two California Plaza (10)	May 6, 2017	465,762	9.31%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.15%	5.10%
Pacific Arts Plaza	April 1, 2012	270,000	5.40%	5.15%
777 Tower (10)	November 1, 2013	269,180	5.38%	5.84%
US Bank Tower	July 1, 2013	260,000	5.20%	4.66%
550 South Hope Street (10)	May 6, 2017	198,257	3.96%	5.67%
Park Place I	November 1, 2014	170,000	3.40%	5.64%
City Tower (10)	May 10, 2017	139,814	2.79%	5.85%
Glendale Center	August 11, 2016	125,000	2.50%	5.82%
500 Orange Tower (10)	May 6, 2017	109,022	2.18%	5.88%
2600 Michelson (10)	May 10, 2017	108,993	2.18%	5.69%
Park Place II	March 11, 2012	100,000	2.00%	5.39%
City Plaza (10)	May 10, 2017	99,984	2.00%	5.80%
Stadium Towers Plaza (10)	May 11, 2017	99,119	1.98%	5.78%
Lantana Media Campus	January 6, 2010	98,000	1.96%	4.94%
1920 Main Plaza (10)	May 10, 2017	80,135	1.60%	5.51%
2010 Main Plaza (10)	May 10, 2017	79,072	1.58%	5.51%
801 North Brand	April 6, 2015	75,540	1.51%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.04%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.89%	5.93%
701 North Brand	October 1, 2016	33,750	0.67%	5.87%
700 North Central	April 6, 2015	27,460	0.55%	5.73%
18581 Teller (10)	May 6, 2017	19,820	0.40%	5.65%

Total fixed rate debt		3,933,278	78.62%	5.48%

Total consolidated debt		$5,003,341	100.00%	5.76%
__________
(1)	The December 31, 2007 one-month LIBOR rate of 4.60% was used to calculate interest on the variable rate loans.
(2)	We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR rate to a maximum rate of 5.50% for 75.0% of the outstanding balance, excluding extension periods.
(3)	Three one-year extensions are available at our option, subject to certain conditions.
(4)	One one-year extension is available at our option, subject to certain conditions.
(5)
This loan bears interest at a rate of LIBOR plus 1.80%.  We have entered into a forward-starting interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.

(6)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension period.  One one-year extension is available at our option, subject to certain conditions.

(7)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.00% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions.

(8)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions.

(9)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into a forward-starting interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(10)	These loans are reflected net of the related debt discount. At December 31, 2007, the discount for all loans referenced totals approximately $16 million.

Revolving Credit Facility (maturing on April 24, 2011)
(in thousands)

	Maximum Available	Currently Available (1)	Drawn
As of December 31, 2007	$130,000	$119,718	$–
__________
(1)
Amount available under this facility has been reduced by $10,282,000 to secure standby letters of credit, none of which have been drawn through the date of this report.  As of December 31, 2007, there were no outstanding borrowings under our revolving credit facility.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

MMO Joint Venture Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Balance as of December 31, 2007	% of Debt	Interest Rate as of December 31, 2007

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.08%	5.26%
One California Plaza (1)	December 1, 2010	144,830	17.88%	4.73%
San Diego Tech Center (2)	April 11, 2015	136,228	16.82%	5.70%
Washington Mutual Irvine Campus (1)	December 11, 2011	105,877	13.07%	5.07%
Cerritos Corporate Center (3)	February 1, 2016	95,000	11.73%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.42%	5.66%
Total fixed rate debt		809,935	100.00%	5.27%

Total Joint Venture debt		$809,935	100.00%	5.27%

Our portion of Joint Venture debt (4)		$161,987
__________
(1)	These loans are reflected net of the related discount. At December 31, 2007, the total discount for all loans referenced totals approximately $1 million.
(2)	This loan includes the related premium of approximately $3 million as of December 31, 2007.
(3)	All monthly debt service payments are made by the Joint Venture. We are the guarantor on the loan through January 4, 2009.
(4)	We own 20% of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Debt Maturities
(in thousands, except percentages)

	2008	2009	2010	2011	2012	Thereafter	Total
Floating Rate Debt

Construction Loans:
3161 Michelson (1)	$210,325	$–	$–	$–	$–	$–	$210,325
Lantana Media Campus (2)	–	40,639	–	–	–	–	40,639
WAMU (2)	25,935	–	–	–	–	–	25,935
Mission City (2)	–	17,568	–	–	–	–	17,568
207 Goode (2)	–	–	476	–	–	–	476
Total construction loans	236,260	58,207	476	–	–	–	294,943

Variable Rate Mortgage Loans:
Griffin Towers (2)	200,000	–	–	–	–	–	200,000
500-600 City Parkway (1)	–	97,750	–	–	–	–	97,750
Brea Corporate Place (1)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (1)	–	38,532	–	–	–	–	38,532

Total variable rate mortgage loans	200,000	206,750	–	–	–	–	406,750

Variable Rate Swapped to Fixed Rate:
KPMG Tower	–	–	–	–	368,370	–	368,370

Total variable rate swapped to fixed rate loan	–	–	–	–	368,370	–	368,370

Total floating rate debt	436,260	264,957	476	–	368,370	–	1,070,063

Fixed Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
Pacific Arts Plaza	–	–	–	–	270,000	–	270,000
777 Tower	–	–	–	–	–	273,000	273,000
US Bank Tower	–	–	–	–	–	260,000	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	–	2,232	2,361	2,498	162,909	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
City Plaza	–	–	–	–	–	101,000	101,000
Park Place II	–	–	–	–	100,000	–	100,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Lantana Media Campus	–	–	98,000	–	–	–	98,000
1920 Main Plaza	–	–	–	–	–	80,875	80,875
2010 Main Plaza	–	–	–	–	–	79,803	79,803
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	–	52,000	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
18581 Teller	–	–	–	–	–	20,000	20,000

Total fixed rate debt	–	–	100,232	2,361	424,498	3,421,707	3,948,798

Total consolidated debt	436,260	264,957	100,708	2,361	792,868	3,421,707	5,018,861

Debt discount	–	–	–	–	–	(15,520)	(15,520)

Total consolidated debt, net of discount	$436,260	$264,957	$100,708	$2,361	$792,868	$3,406,187	$5,003,341

Weighted average interest rate	6.78%	6.26%	4.96%	5.64%	6.11%	5.53%	5.76%
__________
(1)	Three one-year extensions are available at our option, subject to certain conditions.
(2)	One one-year extension is available at our option, subject to certain conditions.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

Property	2008	2009	2010	2011	2012	Thereafter	Total

Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	2,825	2,984	140,202	–	–	–	146,011
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Washington Mutual Irvine Campus	–	–	–	106,000	–	–	106,000
Cerritos Corporate Center	–	–	–	1,054	1,330	92,616	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	2,825	2,984	140,202	107,054	1,330	553,616	808,011

Debt premium, net of discount	–	–	(1,181)	(123)	–	3,228	1,924

Total JV debt	$2,825	$2,984	$139,021	$106,931	$1,330	$556,844	$809,935

Weighted average interest rate	4.73%	4.73%	4.73%	5.07%	5.54%	5.45%	5.27%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended December 31, (1)				For the Year Ended December 31, (2)
	2007	2006	% Change		2007	2006	% Change
Total Same Store Portfolio
Number of properties	14	14			13	13
Square feet as of December 31 (3)	10,257,681	10,251,064			10,126,552	10,119,935
Percentage of Wholly Owned Office Portfolio	60.6%	89.1%			59.9%	88.0%
Weighted average leased percentage (4)	87.7%	87.0%			86.8%	88.7%

GAAP
Breakdown of Net Operating Income:
Operating revenues	$91,880	$111,103	(17.3)%	(5)	$354,324	$385,005	(8.0)%	(6)
Operating expenses	36,887	34,084	8.2%	(7)	135,344	126,708	6.8%	(7)
Other expenses	62	62	0.0%		249	249	0.0%
Net operating income	$54,931	$76,957	(28.6)%		$218,731	$258,048	(15.2)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenues	$89,753	$109,847	(18.3)%	(5)	$342,465	$371,135	(7.7)%	(6)
Operating expenses	36,894	34,091	8.2%	(7)	135,371	126,735	6.8%	(7)
Other expenses	62	62	0.0%		249	249	0.0%
Net operating income	$52,797	$75,694	(30.2)%		$206,845	$244,151	(15.3)%
__________
(1)
Properties included in the quarterly same store analysis are all the properties in our office portfolio, with the exception of our JV properties, properties acquired in the Blackstone Transaction in April 2007, the Wateridge Plaza, Pacific Center and Regents Square properties that were disposed of during 2007 and 130 State College which was acquired in third quarter 2007.

(2)
Properties included in the full year same store analysis are all the properties in our office portfolio, with the exception of our JV properties, properties acquired in the Blackstone Transaction in April 2007, the Wateridge Plaza, Pacific Center and Regents Square properties that were disposed of during 2007, 701 North Brand which was acquired in third quarter 2006 and 130 State College which was acquired in third quarter 2007.

(3)	Property square footage increases are a result of remeasurement during 2007.
(4)	Represents weighted average leased amounts for the same store portfolio.
(5)
Decrease primarily due to a $20.3 million termination fee received during fourth quarter 2006 from a tenant at Park Place.  Excluding the termination fee, GAAP basis operating revenues for the three months ended December 31, 2006 would have been approximately $91 million and cash basis operating revenues for the three months ended December 31, 2006 would have been approximately $90 million.

(6)
Decrease primarily due to lower occupancy and large tenants that moved out in 2006 from Park Place and KPMG Tower whose spaces have not been re-leased yet and a significant lease termination fee at Park Place in fourth quarter 2006.  Excluding the $20.3 million termination fee, GAAP basis operating revenues for the twelve months ended December 31, 2006 would have been approximately $364 million and cash basis operating revenues would have been approximately $350 million.

(7)	Increase primarily due to higher building maintenance costs, and parking costs related to the two Park Place parking structures placed in service in 2007.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	16	1991	100%	1,325,017	1,325,017	6.34%	89.4%	$32,745,053	$32,745,053	$27.65
US Bank Tower	1	47	1989	100%	1,396,177	1,396,177	6.68%	85.4%	32,083,530	32,083,530	26.90
Wells Fargo Tower	2	68	1982	100%	1,394,671	1,394,671	6.67%	92.8%	25,712,369	25,712,369	19.88
Two California Plaza	1	62	1992	100%	1,328,275	1,328,275	6.35%	93.1%	23,899,487	23,899,487	19.32
KPMG Tower	1	21	1983	100%	1,139,835	1,139,835	5.45%	69.0%	16,189,316	16,189,316	20.58
777 Tower	1	37	1991	100%	1,009,602	1,009,602	4.83%	94.1%	19,135,796	19,135,796	20.14
550 South Hope Street	1	46	1991	100%	565,738	565,738	2.71%	91.0%	8,427,539	8,427,539	16.37
One California Plaza	1	32	1985	20%	992,899	198,580	4.75%	89.3%	16,906,892	3,381,378	19.06
Total LACBD Submarket	9	329			9,152,214	8,357,895	43.78%	87.9%	175,099,982	161,574,468	21.76

Tri-Cities Submarket
Glendale Center	2	4	1973/1996	100%	386,318	386,318	1.85%	100.0%	8,495,724	8,495,724	21.99
801 North Brand	1	31	1987	100%	284,889	284,889	1.36%	85.8%	4,572,978	4,572,978	18.71
701 North Brand	1	13	1978	100%	131,129	131,129	0.63%	100.0%	2,176,581	2,176,581	16.60
700 North Central	1	22	1979	100%	134,168	134,168	0.64%	92.2%	1,986,458	1,986,458	16.06
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.92%	100.0%	3,765,372	3,765,372	19.51
Total Tri-Cities Submarket	8	79			1,129,462	1,129,462	5.40%	95.5%	20,997,113	20,997,113	19.47

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	3	22	1989/2001	100%	331,572	331,572	1.59%	85.8%	9,732,277	9,732,277	34.19
Total Entertainment Submarket	3	22			331,572	331,572	1.59%	85.8%	9,732,277	9,732,277	34.19

Cerritos Office Submarket
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.06%	100.0%	5,982,037	1,196,407	26.95
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.50%	100.0%	2,482,421	496,485	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.56%	100.0%	8,464,458	1,692,892	25.92

Total Los Angeles County	22	431			10,939,783	9,884,236	52.33%	89.0%	$214,293,830	$193,996,750	$22.01

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket
Park Place	8	41	1977/2002	100%	1,786,041	1,786,041	8.54%	71.0%	$18,971,017	$18,971,017	$14.96
3161 Michelson	1	3	2007	100%	532,141	532,141	2.55%	32.4%	5,086,346	5,086,346	29.49
2600 Michelson	1	32	1986	100%	307,286	307,286	1.47%	85.1%	4,689,010	4,689,010	17.94
1920 Main Plaza	3	34	1988	100%	304,935	304,935	1.46%	81.7%	5,117,030	5,117,030	20.55
2010 Main Plaza	1	29	1988	100%	280,680	280,680	1.34%	71.1%	3,474,323	3,474,323	17.40
18581 Teller	1	3	1983	100%	86,087	86,087	0.41%	100.0%	1,362,066	1,362,066	15.82
Washington Mutual Irvine Campus	4	2	1989/2004	20%	414,595	82,919	1.98%	100.0%	9,078,994	1,815,799	21.90
Total Airport Submarket	19	144			3,711,765	3,380,089	17.75%	71.4%	47,778,786	40,515,591	18.02

Costa Mesa Submarket
Griffin Towers	2	41	1987	100%	543,205	543,205	2.60%	77.1%	6,625,459	6,625,459	15.83
Pacific Arts Plaza	8	44	1982	100%	785,225	785,225	3.76%	85.0%	14,079,617	14,079,617	21.09
Total Costa Mesa Submarket	10	85			1,328,430	1,328,430	6.36%	81.8%	20,705,076	20,705,076	19.06

Central Orange Submarket
3800 Chapman	1	1	1984	100%	157,231	157,231	0.75%	100.0%	2,143,143	2,143,143	13.63
500-600 Parkway	3	7	1978	100%	457,069	457,069	2.19%	13.6%	959,511	959,511	15.39
City Tower	1	30	1988	100%	410,068	410,068	1.96%	90.2%	7,033,738	7,033,738	19.01
City Plaza	1	38	1969/1999	100%	327,003	327,003	1.56%	56.6%	2,810,281	2,810,281	15.19
500 Orange Tower	3	47	1987	100%	333,505	333,505	1.60%	94.4%	5,852,308	5,852,308	18.58
Stadium Towers Plaza	1	31	1988	100%	257,321	257,321	1.23%	79.4%	3,777,805	3,777,805	18.48
Stadium Gateway	1	9	2001	20%	272,826	54,565	1.31%	91.8%	4,912,677	982,535	19.63
Total Central Orange Submarket	11	163			2,215,023	1,996,762	10.60%	69.7%	27,489,463	23,559,321	17.80

Other
Brea Corporate Place	2	17	1987	100%	328,305	328,305	1.57%	66.8%	2,699,605	2,699,605	12.30
Brea Financial Commons Portfolio	3	4	1987	100%	164,490	164,490	0.79%	49.1%	1,563,746	1,563,746	19.35
130 State College	1	-	1983	100%	43,449	43,449	0.21%	0.0%	-	-	-
Total Other	6	21			536,244	536,244	2.57%	56.0%	4,263,351	4,263,351	14.20

Total Orange County	46	413			7,791,462	7,241,525	37.28%	71.6%	$100,236,676	$89,043,339	$17.96

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)

San Diego County

Sorrento Mesa Submarket
San Diego Tech Center	11	32	1984/1986	20%	645,872	129,174	3.09%	98.6%	$12,063,357	$2,412,671	$18.95
Total Sorento Mesa Submarket	11	32			645,872	129,174	3.09%	98.6%	12,063,357	2,412,671	18.95

Mission Valley Submarket
Mission City Corporate Center	3	13	1990	100%	190,634	190,634	0.91%	84.6%	3,873,805	3,873,805	24.02
Total Mission Valley Submarket	3	13			190,634	190,634	0.91%	84.6%	3,873,805	3,873,805	24.02

Total San Diego County	14	45			836,506	319,808	4.00%	95.4%	$15,937,162	$6,286,476	$19.97

Other
Denver, CO - Downtown Submarket
Wells Fargo Center - Denver	1	41	1983	20%	1,211,773	242,355	5.80%	95.2%	21,612,583	4,322,517	18.74
Total Other	1	41			1,211,773	242,355	5.80%	95.2%	21,612,583	4,322,517	18.74

Total Office Properties	83	930			20,779,524	17,687,924	99.41%	83.1%	$352,080,251	$293,649,083	$20.39

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/ RSF (3)
Retail Property
John Wayne Airport Submarket
Park Place	8	25	1981	100%	122,533	122,533	0.59%	95.1%	$3,527,833	$3,527,833	$30.26
Total Retail Properties	8	25			122,533	122,533	0.59%	95.1%	3,527,833	3,527,833	30.26

Total Office and Retail Properties	91	955			20,902,057	17,810,457	100.00%	83.2%	$355,608,084	$297,176,916	$20.45
Effective Office and Retail Properties					17,810,457			81.1%			$20.56

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total - Office, Retail, and Hotel					21,168,057	18,076,457
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					12,052,893	10,131,539	40,863	34,265	$55,295,414	$47,535,202	$1,387
Off-Site Garages					1,815,453	1,815,453	5,729	5,729	11,229,264	11,229,264	1,960
Total Parking Properties					13,868,346	11,946,992	46,592	39,994	$66,524,678	$58,764,465	$1,469

Total - Office, Retail, Hotel and Parking Properties					35,036,403	30,023,449
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2007. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2007.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2007 adjusted to include 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Portfolio Geographic Distribution (1)

San Diego County
1.8%
Other
1.4%
Orange County
40.9%
Los Angeles Central Business District
47.2%
Cerritos Office
0.4%
Tri-Cities
6.4%
Santa Monica
1.9%

(1) The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest ( % )	Weighted Average Remaining Lease Term (in years)	% Leased Q4 2007	% Leased Q3 2007	% Leased Q2 2007	% Leased Q1 2007	% Leased Q4 2006

Gas Company Tower	100%	6.7	89.4%	86.5%	90.1%	92.2%	91.6%
US Bank Tower	100%	4.2	85.4%	85.3%	85.3%	85.5%	85.5%
Wells Fargo Tower	100%	6.2	92.8%	92.2%	93.1%	91.6%	91.0%
KPMG Tower	100%	7.3	69.0%	67.9%	68.1%	66.2%	67.1%
777 Tower	100%	5.4	94.1%	93.5%	92.4%	90.3%	88.7%
One California Plaza	20%	5.0	89.3%	86.2%	88.1%	87.9%	87.9%
Glendale Center	100%	4.2	100.0%	100.0%	100.0%	100.0%	80.9%
801 North Brand	100%	3.5	85.8%	86.3%	86.9%	86.8%	87.2%
701 North Brand	100%	5.9	100.0%	100.0%	100.0%	100.0%	100.0%
700 North Central	100%	4.1	92.2%	92.2%	92.2%	92.2%	90.9%
Plaza Las Fuentes	100%	10.2	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	4.0	85.8%	93.1%	94.8%	94.4%	94.4%
Cerritos - Phase I	20%	3.4	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	6.8	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	2.8	71.0%	80.9%	83.0%	84.9%	84.7%
3161 Michelson	100%	11.5	32.4%	59.9%	–	–	–
Washington Mutual Irvine Campus	20%	4.9	100.0%	100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	100%	5.9	85.0%	84.9%	87.3%	90.1%	88.8%
Stadium Gateway	20%	4.5	91.8%	91.8%	100.0%	100.0%	100.0%
Mission City Corporate Center	100%	3.9	84.6%	99.0%	97.7%	97.7%	97.7%
San Diego Tech Center	20%	2.7	98.6%	98.7%	99.2%	98.7%	98.7%
Wells Fargo Center - Denver	20%	7.5	95.2%	95.2%	97.2%	96.1%	95.9%
Park Place - Retail	100%	6.6	95.1%	98.7%	97.4%	98.2%	98.1%
Two California Plaza	100%	5.8	93.1%	90.9%	90.9%	–	–
550 South Hope Street	100%	5.4	91.0%	91.0%	90.4%	–	–
2600 Michelson	100%	2.6	85.1%	95.0%	94.3%	–	–
1920 Main Plaza	100%	2.9	81.7%	87.6%	88.6%	–	–
2010 Main Plaza	100%	1.9	71.1%	72.0%	70.9%	–	–
3800 Chapman	100%	3.6	100.0%	100.0%	100.0%	–	–
18581 Teller	100%	2.5	100.0%	79.6%	100.0%	–	–
Griffin Towers	100%	3.0	77.1%	78.1%	79.2%	–	–
500-600 Parkway	100%	2.5	13.6%	13.6%	96.7%	–	–
City Tower	100%	3.3	90.2%	81.8%	98.2%	–	–
City Plaza	100%	2.0	56.6%	56.5%	88.5%	–	–
500 Orange Tower	100%	3.5	94.4%	94.0%	93.8%	–	–
Stadium Towers Plaza	100%	2.3	79.4%	92.0%	93.1%	–	–
Brea Corporate Place	100%	2.1	66.8%	98.6%	99.0%	–	–
Brea Financial Commons Portfolio	100%	6.5	49.1%	100.0%	100.0%	–	–
130 State College	100%	0.0	0.0%	100.0%	–	–	–

Total Portfolio		5.0	83.2%	85.6%	90.0%	89.9%	89.1%

Effective Portfolio (1)		5.0	81.1%	84.2%	89.0%	88.5%	87.6%
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Major Tenants - Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Existing Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	7.1%	576,516	4.0%	46	A
2	Sempra (Pacific Enterprises)	1	8,504,539	2.9%	225,756	1.6%	30	A
3	Wells Fargo Bank (3)	4	6,609,560	2.2%	393,765	2.7%	81	AA+
4	Bank of America (3)	4	4,175,636	1.4%	189,338	1.3%	46	AA
5	Disney Enterprises	1	3,706,960	1.2%	156,215	1.1%	42	A
6	US Bank, National Association	2	3,784,704	1.3%	162,090	1.1%	87	AA+
7	State Farm Mutual Auto Insurance Company	3	2,618,861	0.9%	171,497	1.2%	24	AA
8	Washington Mutual, FA (3)	1	2,271,661	0.8%	100,136	0.7%	52	A-
9	GMAC Mortgage Corporation	1	2,342,898	0.8%	130,161	0.9%	72	AAA
10	Home Depot	1	2,143,142	0.7%	157,231	1.1%	43	BBB+

	Total Rated / Weighted Average (3), (4)		57,441,844	19.3%	2,262,705	15.7%	53

	Total Investment Grade Tenants (3)		107,547,847	36.2%	4,976,164	34.4%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	9,813,441	3.3%	382,716	2.6%	182	2nd Largest US Law Firm
12	Gibson Dunn & Crutcher	2	8,843,741	3.0%	354,721	2.5%	118	19th Largest US Law Firm
13	Deloitte & Touche	1	5,216,904	1.8%	342,094	2.4%	87	Largest US Accounting Firm
14	Marsh USA, Inc.	1	3,727,695	1.3%	212,721	1.5%	124	World's Largest Insurance Broker
15	KPMG	1	3,612,487	1.2%	175,971	1.2%	78	4th Largest US Accounting Firm
16	Morrison & Foerster	1	3,469,400	1.2%	138,776	1.0%	69	22nd Largest US Law Firm
17	Munger Tolles & Olson	1	3,374,322	1.1%	160,682	1.1%	170	129th Largest US Law Firm
18	PricewaterhouseCoopers	1	2,988,225	1.0%	160,784	1.1%	65	3rd Largest US Accounting Firm
19	Bingham McCutchen, LLP	1	2,799,537	0.9%	104,712	0.7%	61	27th Largest US Law Firm
20	Sidley & Austin	1	2,456,316	0.8%	187,362	1.3%	192	5th Largest US Law Firm

	Total Unrated / Weighted Average (3), (4)		46,302,068	15.6%	2,220,539	15.4%	122

	Total Nationally Recognized Tenants (3)		73,962,833	24.9%	3,629,961	25.1%

	Total / Weighted Average (3), (4)		$103,743,912	34.9%	4,483,244	31.1%	87

	Total Investment Grade or Nationally Recognized Tenants (3)		$181,510,681	61.1%	8,606,125	59.6%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2007, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.
(2)	S&P credit ratings are as of December 31, 2007. Rankings of law firms are based on total gross revenue in 2006 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO Joint Venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 2%
Real Estate and Rental and Leasing 2%
Public Administration 2%
Educational Services 2%
Manufacturing 2%
All Other Services 7%
Finance and Insurance 36%
Utilities 6%
Legal Services 24%
Professional, Scientific and Technical Services (except Legal Services) 12%
Information 5%

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	3,320,266	19.5%
2008	1,461,849	8.6%	$25,600,296	9.1%	$17.51	$17.56
2009	1,039,125	6.1%	18,938,193	6.7%	18.23	18.81
2010	1,701,200	10.0%	37,080,527	13.1%	21.80	23.01
2011	2,443,010	14.3%	57,111,451	20.2%	23.38	25.10
2012	1,129,858	6.6%	23,404,931	8.3%	20.71	23.32
2013	1,993,011	11.7%	37,537,173	13.3%	18.83	23.07
2014	524,562	3.1%	10,277,426	3.6%	19.59	23.82
2015	834,083	4.9%	16,899,878	6.0%	20.26	24.36
2016	136,881	0.8%	2,605,850	0.9%	19.04	25.57
2017	1,194,258	7.0%	24,307,819	8.6%	20.35	24.47
Thereafter	1,259,454	7.4%	28,805,579	10.2%	22.87	30.38
Total	17,037,557	100.0%	$282,569,123	100.0%	$20.60	$23.33

Leases Expiring in the Next 4 Quarters:

1st Quarter 2008	322,568	1.9%	$5,258,842	1.9%	$16.30	$16.31
2nd Quarter 2008	572,344	3.4%	10,097,064	3.6%	17.64	17.69
3rd Quarter 2008 (3)	265,824	1.5%	4,966,923	1.7%	18.69	18.73
4th Quarter 2008	301,113	1.8%	5,277,467	1.9%	17.53	19.86
Total	1,461,849	8.6%	$25,600,296	9.1%	$17.51	$17.56
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,097,887	11.4%
2008	445,499	4.6%	$9,147,815	4.8%	$20.53	$20.58
2009	319,817	3.3%	5,992,106	3.2%	18.74	19.06
2010	944,142	9.8%	24,765,712	13.1%	26.23	27.41
2011	1,369,713	14.3%	38,199,246	20.2%	27.89	28.85
2012	747,292	7.8%	15,768,088	8.3%	21.10	23.71
2013	1,343,587	14.0%	26,457,469	14.0%	19.69	22.71
2014	434,648	4.5%	8,574,262	4.6%	19.73	24.22
2015	747,491	7.8%	14,890,095	7.9%	19.92	23.94
2016	135,887	1.4%	2,588,849	1.4%	19.05	25.63
2017	1,002,302	10.4%	20,016,330	10.6%	19.97	23.64
Thereafter	1,032,084	10.7%	22,522,508	11.9%	21.82	28.02
Total	9,620,349	100.0%	$188,922,480	100.0%	$22.17	$24.82

Leases Expiring in the Next 4 Quarters:

1st Quarter 2008	63,777	0.7%	$1,522,401	0.8%	$23.87	$23.87
2nd Quarter 2008	167,903	1.7%	3,434,734	1.8%	20.46	20.49
3rd Quarter 2008 (3)	122,929	1.3%	2,396,781	1.3%	19.50	19.52
4th Quarter 2008	90,890	0.9%	1,793,899	0.9%	19.74	19.86
Total	445,499	4.6%	$9,147,815	4.8%	$20.53	$20.58
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,193,036	30.3%
2008	1,016,350	14.1%	$16,446,899	18.3%	$16.18	$16.23
2009	678,282	9.4%	11,988,543	13.4%	17.67	18.36
2010	742,960	10.3%	11,945,926	13.3%	16.08	17.32
2011	1,012,915	14.0%	17,501,917	19.5%	17.28	19.85
2012	360,102	5.0%	7,113,942	7.9%	19.76	22.25
2013	649,424	9.0%	11,059,445	12.3%	17.03	23.81
2014	89,914	1.2%	1,703,164	1.9%	18.94	21.86
2015	63,271	0.9%	1,421,441	1.6%	22.47	26.56
2016	994	0.0%	17,001	0.0%	17.10	17.10
2017	191,956	2.7%	4,291,489	4.8%	22.36	28.76
Thereafter	227,370	3.1%	6,283,071	7.0%	27.63	41.07
Total	7,226,574	100.0%	$89,772,838	100.0%	$17.83	$20.68

Leases Expiring in the Next 4 Quarters:

1st Quarter 2008	258,791	3.6%	$3,736,442	4.2%	$14.44	$14.44
2nd Quarter 2008	404,441	5.6%	6,656,746	7.4%	16.46	16.50
3rd Quarter 2008 (3)	142,895	2.0%	2,570,142	2.8%	17.99	18.05
4th Quarter 2008	210,223	2.9%	3,483,569	3.9%	16.57	16.77
Total	1,016,350	14.1%	$16,446,899	18.3%	$16.18	$16.23
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
San Diego County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	29,343	15.4%
2008	–	0.0%	$5,583	0.1%	$–	$–
2009	41,026	21.5%	957,544	24.7%	23.34	24.32
2010	14,098	7.4%	368,889	9.6%	26.17	28.33
2011	60,382	31.7%	1,410,287	36.4%	23.36	27.96
2012	22,464	11.8%	522,901	13.5%	23.28	27.35
2013	–	0.0%	20,259	0.5%	–	–
2014	–	0.0%	–	0.0%	–	–
2015	23,321	12.2%	588,342	15.2%	25.23	32.05
2016	–	0.0%	–	0.0%	–	–
2017	–	0.0%	–	0.0%	–	–
Thereafter	–	0.0%	–	0.0%	–	–
Total	190,634	100.0%	$3,873,805	100.0%	$24.02	$27.75

Leases Expiring in the Next 4 Quarters:

1st Quarter 2008	–	0.0%	$–	0.0%	$–	$–
2nd Quarter 2008	–	0.0%	5,583	0.1%	–	–
3rd Quarter 2008 (3)	–	0.0%	–	0.0%	–	–
4th Quarter 2008	–	0.0%	–	0.0%	–	–
Total	–	0.0%	$5,583	0.1%	$–	$–
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	196,188	5.1%	$–
2008	185,401	4.8%	3,573,015	4.9%	$19.27	$19.34
2009	541,976	14.0%	9,980,901	13.7%	18.42	19.23
2010	446,469	11.6%	10,240,529	14.0%	22.94	25.16
2011	470,990	12.2%	9,331,980	12.8%	19.81	21.77
2012	349,286	9.0%	6,775,917	9.3%	19.40	21.64
2013	242,204	6.3%	4,307,918	5.9%	17.79	21.68
2014	726,799	18.8%	15,149,034	20.7%	20.84	24.85
2015	105,013	2.7%	1,912,811	2.6%	18.21	22.26
2016	81,033	2.1%	1,378,696	1.9%	17.01	23.08
2017	37,787	1.0%	732,423	1.0%	19.38	28.52
Thereafter	481,354	12.4%	9,655,737	13.2%	20.06	28.34
Total	3,864,500	100.0%	$73,038,961	100.0%	$19.91	$22.92

Leases Expiring in the Next 4 Quarters:

1st Quarter 2008	6,489	0.2%	$106,656	0.1%	$16.44	$16.44
2nd Quarter 2008	38,903	0.9%	688,495	0.9%	17.70	17.85
3rd Quarter 2008 (3)	87,326	2.3%	1,658,929	2.4%	19.00	19.02
4th Quarter 2008	52,683	1.4%	1,118,935	1.5%	21.24	21.33
Total	185,401	4.8%	$3,573,015	4.9%	$19.27	$19.34
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended		For the Three Months Ended
	December 31, 2007	% Leased	December 31, 2007	% Leased

Leased Square Feet as of September 30, 2007	18,096,557	85.6%	15,185,635	84.2%
Disposition - 18301 Von Karman	(181,804)		(181,804)
Revised Leased Square Feet	17,914,753	85.7%	15,003,831	84.2%
Expirations	(1,241,675)	(6.0)%	(1,157,589)	(6.5)%
New Leases	429,995	2.1%	332,453	1.9%
Renewals	282,530	1.4%	272,258	1.5%
Leased Square Feet as of December 31, 2007	17,385,603	83.2%	14,450,953	81.1%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$19.23
New / Renewed Rate per Square Foot				$25.89
Percentage Change				34.6%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.60
New / Renewed Rate per Square Foot				$27.28
Percentage Change				39.2%

Weighted Average Lease Term - New (in months)				81
Weighted Average Lease Term - Renewal (in months)				43
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.   Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended		For the Three Months Ended
	December 31, 2007	% Leased	December 31, 2007	% Leased

Leased Square Feet as of September 30, 2007, Los Angeles Central Business District	7,917,760	86.5%	7,233,512	86.6%
Expirations	(126,318)	(1.4)%	(118,804)	(1.5)%
New Leases	199,953	2.2%	167,187	2.0%
Renewals	54,734	0.6%	54,734	0.7%
Leased Square Feet as of December 31, 2007, Los Angeles Central Business District	8,046,129	87.9%	7,336,629	87.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$17.23
New / Renewed Rate per Square Foot				$22.81
Percentage Change				32.4%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$17.11
New / Renewed Rate per Square Foot				$26.46
Percentage Change				54.7%

Weighted Average Lease Term - New (in months)				87
Weighted Average Lease Term - Renewal (in months)				49
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended		For the Three Months Ended
	December 31, 2007	% Leased	December 31, 2007	% Leased

Leased Square Feet as of September 30, 2007, Orange County	6,482,695	79.6%	5,950,763	78.4%
Disposition - 18301 Von Karman	(181,804)		(181,804)
Revised Leased Square Feet	6,300,891	79.6%	5,768,959	78.3%
Expirations	(958,423)	(12.1)%	(914,943)	(12.4)%
New Leases	166,760	2.1%	123,280	1.7%
Renewals	189,225	2.4%	189,225	2.6%
Leased Square Feet as of December 31, 2007, Orange County	5,698,453	72.0%	5,166,521	70.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$16.90
New / Renewed Rate per Square Foot				$24.81
Percentage Change				46.8%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.78
New / Renewed Rate per Square Foot				$25.33
Percentage Change				51.0%

Weighted Average Lease Term - New (in months)				33
Weighted Average Lease Term - Renewal (in months)				40
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Leasing Activity - San Diego County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended		For the Three Months Ended
	December 31, 2007	% Leased	December 31, 2007	% Leased

Leased Square Feet as of September 30, 2007, San Diego County	827,536	98.8%	316,667	98.9%
Expirations	(75,363)	(8.9)%	(48,478)	(15.1)%
New Leases	40,717	4.9%	19,422	6.1%
Renewals	5,081	0.6%	1,016	0.3%
Leased Square Feet as of December 31, 2007, San Diego County	797,971	95.4%	288,627	90.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.13
New / Renewed Rate per Square Foot				$23.99
Percentage Change				19.2%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.61
New / Renewed Rate per Square Foot				$24.97
Percentage Change				27.4%

Weighted Average Lease Term - New (in months)				35
Weighted Average Lease Term - Renewal (in months)				33
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.   Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Tenant Improvements and Leasing Commissions (1), (2), (3)

	Q4 2007	Q3 2007	Q2 2007	Q1 2007	2007	2006	2005
Renewals (5)
Number of Leases	34	51	57	10	152	74	67
Square Feet	192,419	263,217	325,574	100,196	881,406	824,516	740,375
Tenant Improvement Costs per Square Foot (4)	$17.67	$6.33	$13.79	$7.44	$11.69	$29.22	$11.25
Leasing Commission Costs per Square Foot (6)	$5.74	$4.24	$6.07	$3.36	$5.14	$8.18	$3.64
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$23.41	$10.57	$19.86	$10.80	$16.83	$37.40	$14.89
Costs per Square Foot per Year	$4.82	$3.34	$2.82	$3.68	$3.41	$4.78	$3.46

New / Modified Leases (5)
Number of Leases	49	42	31	19	141	147	138
Square Feet	282,015	254,729	216,151	140,738	893,634	1,015,192	1,047,634
Tenant Improvement Costs per Square Foot (4)	$23.90	$12.37	$27.35	$33.04	$22.89	$20.93	$24.29
Leasing Commission Costs per Square Foot (6)	$7.11	$3.38	$9.15	$7.01	$6.52	$6.34	$5.41
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$31.01	$15.75	$36.50	$40.05	$29.41	$27.27	$29.70
Costs per Square Foot per Year	$5.20	$3.37	$5.29	$6.33	$5.00	$4.33	$4.78

Total
Number of Leases	83	93	88	29	293	221	205
Square Feet	474,434	517,946	541,725	240,934	1,775,040	1,839,708	1,788,009
Tenant Improvement Costs per Square Foot (4)	$21.37	$9.30	$19.20	$22.40	$17.33	$24.64	$18.89
Leasing Commission Costs per Square Foot (6)	$6.56	$3.82	$7.30	$5.49	$5.84	$7.16	$4.68
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$27.93	$13.12	$26.50	$27.89	$23.17	$31.80	$23.57
Costs per Square Foot per Year	$5.07	$3.36	$3.79	$5.68	$4.28	$4.55	$4.36
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(2)	Tenant Improvements and Leasing Commission information are included from the date of acquisition.
(3)
Tenant Improvements and Leasing Commission information in 2007 reflects 100% of the consolidated portfolio and 20% of the MMO Joint Venture properties.  Information for years prior to 2007 reflects 100% of the consolidated portfolio and 100% of the MMO Joint Venture properties.

(4)	Tenant Improvements include improvements and lease concessions.
(5)	Does not include retained tenants that have relocated to new space or expanded into new space.
(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Historical Capital Expenditures - Office Properties (1)

	Q4 2007	Q3 2007	Q2 2007	Q1 2007	2007	2006	2005

Consolidated
Non-recoverable capital expenditures (2), (3)	$3,412,741	$3,287,053	$2,989,109	$1,637,897	$11,326,800	$2,454,126	$4,502,547
Total square feet	16,051,311	16,235,902	12,396,488	11,625,652	16,051,311	11,625,028	9,150,550
Non-recoverable capital expenditures per square foot	$0.21	$0.20	$0.24	$0.14	$0.71	$0.21	$0.49
Unconsolidated
Non-recoverable capital expenditures (4)	$5,906	$13,736	$10,567	$20,197	$50,406	$153,069
Total square feet (5)	624,674	624,654	622,610	622,610	624,674	622,561
Non-recoverable capital expenditures per square foot	$0.01	$0.02	$0.02	$0.03	$0.08	$0.25

Consolidated
Recoverable capital expenditures (6), (7)	$1,132,990	$531,567	$632,769	$560,157	$2,857,483	$1,553,935	$1,553,935
Total square feet	16,051,311	16,235,902	12,396,488	11,625,652	16,051,311	11,625,028	9,150,550
Recoverable capital expenditures per square foot	$0.07	$0.03	$0.05	$0.05	$0.18	$0.13	$0.17
Unconsolidated
Recoverable capital expenditures (4), (6)	$–	$–	$5,779	$–	$5,779	$122,149
Total square feet (5)	624,674	624,654	622,610	622,610	624,674	622,561
Recoverable capital expenditures per square foot	$–	$–	$0.01	$–	$0.01	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	Excludes $507,000 and $619,000 of non-recoverable capital expenditures for the years ended 2006 and 2005, respectively, incurred at acquired properties following their acquisition.
(3)
Excludes $1.9 million of non-recoverable capital expenditures for the three months ended December 31, 2007 at KPMG Tower as a result of discretionary renovation costs and $9.4 million of non-recoverable capital expenditures at 3161 Michelson as a result of on-going improvements made to the building until it is leased to stabilization.  Excludes $0.2 million, $0.7 million, $0.3 million, $0.7 million and $2.0 million of expenditures for the three months ended December 31, September 30, June 30, and March 31, 2007, and December 31, 2006, respectively, related to planned renovation at Lantana Media Campus.

(4)	Includes our 20% share of the MMO Joint Venture properties.
(5)	The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(6)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

(7)	Excludes $506,000 of recoverable capital expenditures for the year ended 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

Westin Hotel, Pasadena, CA	Q4 2007	Q4 2006	Percent Change	YTD December 31, 2007	YTD December 31, 2006

Occupancy	79.9%	79.9%	(0.0)%	80.2%	81.6%

Average Daily Rate	$177.25	$174.91	1.3%	$173.78	$173.92

Revenue Per Available Room (REVPAR)	$141.59	$139.75	1.3%	$139.38	$141.92

Hotel Net Operating Income	$2,621,864	$2,215,716	18.3%	$9,708,924	$9,371,834

Hotel Historical Capital Expenditures

					For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q4 2007	Q3 2007	Q2 2007	Q1 2007	2007	2006	2005

Hotel Improvements and Equipment Replacements	$172,373	$155,827	$148,178	$236,577	$712,955	$730,531	$313,011

Total Hotel Revenue	$7,259,541	$6,705,497	$7,061,569	$6,187,549	$27,214,156	$27,053,648	$24,037,425

Hotel Improvements as a Percentage of Hotel Revenue	2.4%	2.3%	2.1%	3.8%	2.6%	2.7%	1.3%

Renovation and Upgrade Costs (1)	$–	$–	$–	$–	$–	$164,072	$3,461,780
__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

 Construction in Progress

			As of December 31, 2007

Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development (2)	Developed / Developable Square Feet (3)	Projected Stabilized NOI	Estimated Date of Completion
			($ in millions)	($ in millions)	($ in millions)		($ in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	31%	$17.6	$47.9	$66.0	198,000		2008 (4)
Lantana Media Campus - Structured Parking			–	–	22.0	223,000
			17.6	47.9	88.0	421,000	12.0 - 13.0

207 Goode Avenue	Glendale, CA	0%	19.2	4.7	64.5	189,000	7.5 - 8.0	Second Quarter 2009

Orange County

17885 Von Karman Avenue
at Washington Mutual Irvine Campus	Irvine, CA	0%	7.3	27.9	40.0	150,000	5.0 - 5.5	First Quarter 2008

San Diego

Mission City Corporate Center	San Diego, CA	0%	4.2	14.1	20.5	92,000
Mission City Corporate Center - Structured Parking			–	4.5	5.4	128,000
			4.2	18.6	25.9	220,000	2.5 - 3.0	First Quarter 2008

	Total		$48.3	$99.1	$218.4	980,000
__________
(1)
Land value represents the total land cost attributable to the entire project, including building and parking structure, and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $2 million for 207 Goode Avenue, $3 million for Lantana Media Campus, $1 million for 17885 Von Karman Avenue, and $0.7 million for Mission City Corporate Center.

(2)	The estimated cost of development excludes land.
(3)	The developable square feet represent the office, retail, residential and parking square footages that we estimate can be developed on the referenced property.
(4)	Estimated completion date is first quarter 2008 for the East building (66,000 sq ft), and second quarter 2008 for the South building (132,000 sq ft).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

  Development Pipeline

		As of December 31, 2007
		Developable	Type of
Property	Location	Square Feet (1)	Planned Development

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	Office
		266,000	Structured Parking

Glendale Center - Phase II	Glendale, CA	264,000	Mixed Use
		158,000	Structured Parking

	Total Los Angeles County	1,618,000

Orange County

Stadium Tower II	Anaheim, CA	282,000	Office
		367,000	Structured Parking

Brea Financial Commons/Brea Corporate Place (3)	Brea, CA	550,000	Office, Mixed-Use
		784,000	Structured Parking

Pacific Arts Plaza	Costa Mesa, CA	468,000	Office
		225,000	Residential (4)
		260,000	Structured Parking

Park Place	Irvine, CA	1,285,000	Office, Retail & Hotel
		1,052,000	Residential
		2,376,000	Structured Parking

2600 Michelson (5)	Irvine, CA	270,000	Office
		154,000	Structured Parking

500 Orange Center (2)	Orange, CA	900,000	Office
		960,000	Structured Parking

605 City Parkway	Orange, CA	200,000	Office
		228,000	Structured Parking

City Plaza II	Orange, CA	360,000	Office
		387,000	Structured Parking

City Tower II (6)	Orange, CA	465,000	Office
		696,000	Structured Parking
	Total Orange County	12,269,000

San Diego
San Diego Tech Center (7), (8)	Sorrento Mesa, CA	1,320,000	Office
		1,674,000	Structured Parking
	Total San Diego County	2,994,000

	Total Portfolio	16,881,000
__________
(1)
The developable square feet presented represents the office, retail, hotel, residential and parking footages that we estimate can be developed on the referenced property.  Management’s estimate of the development potential for certain properties has changed from the estimates presented in the second quarter 2007 supplemental package, including with respect to the addition of estimated square footage of parking for certain assets as to which parking estimates had not been included prior to the third quarter of 2007.  The basis for each revised estimate is indicated in the corresponding footnote.

(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(5)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we are currently in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e. Park Place).

(6)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(7)	Land held for development was not contributed to the MMO Joint Venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from disposition of property, extraordinary items, real estate related-depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do.  As a result, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2007

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.